Exhibit 10.2








                    FORM OF RECEIVABLES PURCHASE AGREEMENT



                                    between



                      [                                ]

                                   as Seller

                                      and



                    BEAR STEARNS ASSET BACKED FUNDING INC.

                                 as Depositor




                         Dated as of [_______________]

                               Table of Contents

                                                                         Page
                                                                         ----

                                   Article I

                                Interpretation

Section 1.01.  Definitions and Usage.......................................1

                                  Article II

                           Conveyance of Receivables

Section 2.01.  Conveyance of Receivables....................................2
Section 2.02.  The Closing..................................................2

                                  Article III

                        Representations and Warranties

Section 3.01.  Representations and Warranties of the Depositor..............3
Section 3.02.  Representations and Warranties of the Seller.................4

                                  Article IV

                                  Conditions

Section 4.01.  Conditions to Obligation of the Depositor....................9
Section 4.02.  Conditions to Obligation of the Seller......................10

                                   Article V

                            Covenants of the Seller

Section 5.01.  Protection of Right, Title and Interest.....................11
Section 5.02.  Other Liens or Interests....................................12
Section 5.03.  Costs and Expenses..........................................12
Section 5.04.  Hold Harmless...............................................12

                                  Article VI

                                Indemnification

Section 6.01.  Indemnification.............................................12
Section 6.02.  Contribution................................................14



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

                                  Article VII

                           Miscellaneous Provisions

Section 7.01.  Obligations of Seller.......................................15
Section 7.02.  Repurchase Events...........................................15
Section 7.03.  Depositor Assignment of Repurchased Receivables.............15
Section 7.04.  Transfer to the Issuer......................................15
Section 7.05.  Amendment...................................................16
Section 7.06.  Waivers.....................................................16
Section 7.07.  Notices.....................................................16
Section 7.08.  Costs and Expenses..........................................17
Section 7.09.  Representations of the Seller and the Depositor.............17
Section 7.10.  Confidential Information....................................17
Section 7.11.  Headings and Cross-References...............................17
Section 7.12.  GOVERNING LAW...............................................17
Section 7.13.  Counterparts................................................17
Section 7.14.  Third Party Beneficiary.....................................17
Section 7.15.  No Proceedings..............................................17


Schedule A        Schedule of Receivables
Schedule B        Location of Receivable Files
Appendix A        Definitions and Usage

     RECEIVABLES PURCHASE AGREEMENT dated as of [Closing Date] (as from time to time amended, supplemented or otherwise modified and in effect, this "Agreement"), between [SELLER], a [ ], as seller (in such capacity, together with its permitted successors and permitted assigns in such capacity, the "Seller") and BEAR STEARNS ASSET BACKED FUNDING INC., a Delaware corporation, as depositor (together with its successors and permitted assigns, the "Depositor").

                                   RECITALS

     WHEREAS, the Depositor desires to purchase a portfolio of receivables and related property consisting of motor vehicle installment loan contracts originated by the Seller in the ordinary course of its business;

     WHEREAS, the Seller and the Depositor wish to set forth the terms pursuant to which such portfolio of receivables and related property are to be sold by the Seller to the Depositor; and

     WHEREAS, the Depositor intends, concurrently with its purchase hereunder, to convey all of its right, title and interest in and to all of such portfolio of receivables and related property to [ISSUER], a Delaware statutory trust (the "Issuer") pursuant to a Sale and Servicing Agreement dated as of [Closing Date] (the "Sale and Servicing Agreement"), by and among the Issuer, the Depositor, [SERVICER], as servicer (the "Servicer") [list if multiple servicers], and the Issuer intends to pledge all of its right, title and interest in and to such portfolio of receivables and related property to the Indenture Trustee pursuant to the Indenture dated as of [_________] (the "Indenture"), by and between the Issuer and the Indenture Trustee.

     NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:


                                  Article I

                                Interpretation

     Section 1.01. Definitions and Usage. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

                                  Article II

                           Conveyance of Receivables

     Section 2.01. Conveyance of Receivables.

          (a) In consideration of the Depositor's delivery to or upon the order of the Seller on the Closing Date of $[___] (the "Purchase Price"), the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Depositor, without recourse (subject to the obligations of the Seller set forth herein) all right, title, and interest of the Seller, whether now or hereinafter acquired, in and to the Receivables Property.

          (b) The transfer, assignment and conveyance made hereunder shall not constitute and is not intended to result in an assumption by the Depositor of any obligation of the Seller to the Obligors or any other Person in connection with the Receivables and the other Receivables Property or any agreement, document or instrument related thereto.

          (c) The Seller and the Depositor intend that the transfer of assets by the Seller to the Depositor pursuant to this Agreement be a sale of the ownership interest in such assets to the Depositor, rather than the mere granting of a security interest to secure a borrowing. In the event, however, that such transfer is deemed not to be a sale but to be of a mere security interest to secure a borrowing, the Seller shall be deemed to have hereby granted to the Depositor a security interest in all accounts, money, chattel paper, securities, instruments, documents, deposit accounts, certificates of deposit, letters of credit, advices of credit, banker's acceptances, uncertificated securities, general intangibles, contract rights, goods and other property consisting of, arising from or relating to such Receivables Property, which security interest shall be perfected and of first priority, and this Agreement shall constitute a security agreement under applicable law. Pursuant to [the Sale and Servicing Agreement and] Section 7.04 hereof, the Depositor may sell, transfer and assign to the Issuer (i) all or any portion of the assets assigned to the Depositor hereunder, (ii) all or any portion of the Depositor's rights against the Seller under this Agreement and (iii) all proceeds thereof. Such assignment may be made by the Depositor with or without an assignment by the Depositor of its rights under this Agreement, and without further notice to or acknowledgement from the Seller. The Seller waives, to the extent permitted under applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Depositor or any assignee of the Depositor relating to such action by the Depositor [in connection with the transactions contemplated by the Sale and Servicing Agreement].

     Section 2.02. The Closing. The sale and purchase of the Receivables Property shall take place at a closing at [___] on the Closing Date[, simultaneously with the closing under (a) the Sale and Servicing Agreement,
(b) the Indenture and (c) the Trust Agreement.]



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

                                 Article III

                        Representations and Warranties

     Section 3.01. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants as follows to the Seller and the Indenture Trustee as of the date hereof and the Closing Date:

          (a) Organization and Good Standing. The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

          (b) Due Qualification. The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect the Depositor's ability to acquire the Receivables or the other Receivables Property or the validity or enforceability of the Receivables or the other Receivables Property.

          (c) Power and Authority. The Depositor has all corporate power and authority to execute, deliver and perform this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Depositor shall have duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which the Depositor is a party have been duly authorized by the Depositor by all necessary corporate action.

          (d) Binding Obligation. This Agreement and the other Basic Documents to which the Depositor is a party, when duly executed and delivered by the other parties hereto and thereto, shall constitute legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

          (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or the by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound, or violate any law, rules or regulation applicable to the Depositor of any court or federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor.

          (f) No Proceedings. There are no proceedings or investigations pending or, to the Depositor's knowledge, threatened against the Depositor before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity of this Agreement or any other Basic Document to which the Depositor is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Basic Document to which the Depositor is a party or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document to which the Depositor is a party.

          (g) No Consents. The Depositor is not required to obtain the consent of any other party or any consent, approval, registration, authorization, or declaration of or with any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.

     Section 3.02. Representations and Warranties of the Seller.

          (a) The Seller hereby represents and warrants as follows to the Depositor and the Indenture Trustee as of the date hereof and as of the Closing Date:

               (i) Organization and Good Standing. The Seller is a [     ] duly
     organized and validly existing under the laws of [the State of      ] and
     continues to hold a valid certificate to do business as such, and has the power to own its assets and to transact the business in which it is currently engaged. The Seller is duly authorized to transact business and has obtained all necessary licenses and approvals, and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such authorization.

               (ii) Power and Authority. The Seller has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement and the other Basic Documents to which the Seller is a party, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Basic Documents to which the Seller is a party. When executed and delivered, this Agreement and the other Basic Documents to which the Seller is a party will constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

               (iii) No Violation. The execution, delivery and performance by the Seller of this Agreement and the other Basic Documents to which the Seller is a party will not violate any provision of any existing state, federal or, to the best knowledge of the Seller, local law or regulation or any order or decree of any court applicable to the Seller or any provision of the articles of association or incorporation or the bylaws of the Seller, or constitute a breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound or result in the creation or imposition of any lien upon any of the Seller's properties pursuant to any such mortgage, indenture, contract or other agreement (other than this Agreement).



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

               (iv) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement or any other Basic Document to which the Seller is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Basic Document to which the Seller is a party or
     (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document to which the Seller is a party.

               (v) Chief Executive Office. The chief executive office of the
     Seller is located at [          ].

               (vi) No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization, or declaration of or with any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.

               (vii) No Notice. The Seller represents and warrants that it acquired title to the Receivables and the other Receivables Property in good faith, without notice of any adverse claim.

               (viii) Bulk Transfer. The Seller represents and warrants that the transfer, assignment and conveyance of the Receivables and the other Receivables Property by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

               (ix) Seller Information. No certificate of an officer, statement or document furnished in writing or report delivered pursuant to the terms hereof by the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement, document or report not misleading.

               (x) Ordinary Course. The transactions contemplated by this Agreement and the other Basic Documents to which the Seller is a party are in the ordinary course of the Seller's business.

               (xi) Solvency. The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Receivables Property, nor does the Seller anticipate any pending insolvency.

               (xii) Legal Compliance. The Seller is not in violation of, and the execution and delivery by the Seller of this Agreement and the other Basic Documents to which the Seller is a party and its performance and compliance with the terms of this Agreement and the other Basic Documents to which the Seller is a party will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller's condition (financial or otherwise) or operations or any of the Seller's properties or materially and adversely affect the performance of any of its duties under the Basic Documents.

               (xiii) Creditors. The Seller did not sell the Receivables or the other Receivables Property to the Depositor with any intent to hinder, delay or defraud any of its creditors.

          (b) The Seller makes the following representations and warranties with respect to the Receivables, on which the Depositor relies in accepting the Receivables and in transferring the Receivables to the Issuer under the Sale and Servicing Agreement, and on which the Issuer relies in pledging the same to the Indenture Trustee. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Depositor, the [concurrent] [subsequent] sale, transfer and assignment of the Receivables by the Depositor to the Issuer pursuant to the Sale and Servicing Agreement and the pledge of the Receivables by the Issuer to the Indenture Trustee pursuant to the Indenture.

               (i) Characteristics of Receivables. Each Receivable (A) was originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by the Seller from such Dealer under an existing dealer agreement, (B) has created or shall create a valid, subsisting and enforceable first priority security interest in favor of the Seller and is assignable by the Seller to the Issuer and by the Issuer to the Indenture Trustee, (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and
     (D) generally provides for level monthly payments (provided, that the payment in the first or last month in the life of the Receivable may be minimally different from the level payments). No Receivable conveyed to the Issuer on the Closing Date has forced-placed physical damage insurance.

               (ii) Schedule of Receivables. The information set forth in Schedule A to this Agreement is true and correct in all material respects as of the opening of business on the applicable Cut-off Date, and no selection procedures believed to be adverse to the Purchaser or the Trust were utilized in selecting the Receivables. The computer tape or other listing regarding the Receivables made available to the Purchaser and its assigns (which computer tape or other listing is required to be delivered as specified herein) is true and correct in all respects.

               (iii) Compliance with Law. Each Receivable and the sale of the Financed Vehicle complied at the time it was originated or made and, at the execution of this Agreement, complies in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the



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

     Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Texas Consumer Credit Code and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

               (iv) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

               (v) No Government Obligor. None of the Receivables is due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

               (vi) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof, each Receivable shall be secured by a validly perfected first security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first security interest in the Financed Vehicle in favor of the Seller as secured party.

               (vii) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

               (viii) No Amendments. No Receivable has been amended such that the amount of the Obligor's scheduled payments has been increased.

               (ix) No Waiver. No provision of a Receivable has been waived.

               (x) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Receivable.

               (xi) No Liens. To the best of the Seller's knowledge, no liens or claims have been filed for work, labor or materials relating to a Financed Vehicle that are liens prior to, or equal to or coordinate with, the security interest in the Financed Vehicle granted by any Receivable.

               (xii) No Default. No Receivable has a payment that is more than [ ] days overdue as of the related Cut-off Date, and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and the Seller has not waived and shall not waive any of the foregoing.

               (xiii) Insurance. The Seller, in accordance with its customary procedures, has determined that, at the origination of the Receivable, the Obligor had



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

     obtained physical damage insurance covering the Financed Vehicle and under the terms of the Receivable the Obligor is required to maintain such insurance.

               (xiv) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Purchaser. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens, encumbrances, security interests and rights of others; and the transfer has been perfected under the UCC.

               (xv) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable or any Receivable under this Agreement, the Sale and Servicing Agreement or the Indenture is unlawful, void or voidable.

               (xvi) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Issuer a first perfected ownership interest in the Receivables, and to give the Indenture Trustee a first perfected security interest therein, shall have been made.

               (xvii) One Original. There is only one original executed copy of each Receivable.

               (xviii) Maturity of Receivables. Each Receivable has a final maturity date before [ ].

               (xix) Scheduled Payments. (A) Each Receivable has a first scheduled due date on or prior to the end of the month following the related Cut-off Date and (B) no Receivable has a payment that is more than 30 days overdue as of the related Cut-off Date, and has a final scheduled payment date no later than [ ] [the Final Scheduled Payment Date].

               (xx) Location of Receivable Files. The Receivable Files are kept at one or more of the locations listed in Schedule B.

               (xxi) Remaining Maturity. The latest scheduled maturity of any Receivable shall be no later than [ ] [the Final Scheduled Payment Date].

               (xxii) Outstanding Principal Balance. Each Receivable has an outstanding principal balance of at least $[1,000.00].



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

               (xxiii) No Bankruptcies. No Obligor on any Receivable as of the related Cut-off Date was noted in the related Receivable File as the subject of a bankruptcy proceeding.

               (xxiv) No Repossessions. No Financed Vehicle securing any Receivable is in repossession status.

               (xxv) Chattel Paper. Each Receivable constitutes "chattel paper" as defined in the UCC.

               (xxvi) Agreement. The representations of the Seller in Section 3.02(a) are true and correct.

               (xxvii) Financing. As of the Cut-off Date, approximately [ ]% of the aggregate principal balance of the Receivables, constituting [ ]% of the number of Receivables, represents new vehicles; and approximately [100%] of the Receivables calculate interest based upon the Simple Interest Method. The aggregate principal balance of the Receivables, as of the Cut-off Date is $[ ].


                                  Article IV

                                  Conditions

     Section 4.01. Conditions to Obligation of the Depositor. The obligation of the Depositor to purchase the Receivables is subject to the satisfaction of the following conditions:

          (a) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct in all material respects on the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

          (b) Computer Files Marked. The Seller shall, at its own expense, on or prior to the Closing Date, indicate in its computer files that the Receivables have been sold to the Depositor pursuant to this Agreement and deliver to the Depositor the Schedule of Receivables, certified by the Seller's President, Vice President or Treasurer to be true, correct and complete.

          (c) Documents to be Delivered by the Seller on the Closing Date:

                    (i) Evidence of UCC Filing. On or prior to the Closing Date, the Seller shall record and file, at its own expense, a UCC-1 financing statement in the State of [___] naming the Seller, as seller/debtor, and naming the Depositor, as buyer/secured party, describing the Receivables and the other assets assigned to the Depositor pursuant to Section 2.01, meeting the requirements of the laws of such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of the Receivables and such other assets to the Depositor. The Seller shall deliver to the Depositor a file-stamped copy or other



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

          evidence satisfactory to the Depositor of such filing on or prior to the Closing Date. In the event that the Seller fails to perform its obligations under this clause (i), the Depositor may perform, or cause to be performed, such obligations, at the Seller's expense.

                    (ii) Opinions of Seller's Counsel. On or prior to the Closing Date, the Depositor shall have received the opinions of counsel to the Seller, in form and substance satisfactory to the Depositor, as to the matters the Depositor has heretofore requested or may reasonably request.

                    (iii) Other Documents. Such other documents as the Depositor may reasonably request.

          (d) Other Transactions. The transactions contemplated by the Sale and Servicing Agreement, the Indenture and the Trust Agreement to be consummated on the Closing Date shall be consummated on such date.

     Section 4.02. Conditions to Obligation of the Seller. The obligation of the Seller to sell the Receivables to the Depositor is subject to the satisfaction of the following conditions:

          (a) Representations and Warranties True. The representations and warranties of the Depositor hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Depositor shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

          (b) Receivables Purchase Price. On the Closing Date, the Depositor shall have delivered to the Seller the purchase price specified in Section
2.01 hereof.

          (c) Opinion of Counsel. The Depositor shall have furnished to the Seller an Opinion of Counsel, dated the Closing Date, to the effect that:

                    (i) the Depositor is a corporation and has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware, with all corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                    (ii) this Agreement, the Sale and Servicing Agreement and the Trust Agreement has been duly authorized, executed and delivered by the Depositor and constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, receivership, conservatorship or similar laws relating to or affecting creditors' rights generally, except that such counsel need express no opinion as to the availability of equitable remedies or the enforceability of rights of indemnification for violations of federal securities laws;

                    (iii) no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except for the filing of the UCC-1 financing statements relating to the conveyance of the Receivables and the other Receivables Property by the Seller to the Depositor and such other approvals (which shall be specified in such opinion) as have been obtained and such filings as have been made or are in the process of being made; and

                    (iv) none of the execution and delivery of this Agreement, the Sale and Servicing Agreement or the Trust Agreement, the consummation of any other of the transactions herein or therein contemplated or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under, the certificate of incorporation or by-laws of the Depositor or the terms of any indenture or other agreement or instrument known to such counsel and to which the Depositor is a party or by which it is bound, or any judgment, order or decree known to such counsel to be applicable to the Depositor of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over the Depositor.

          (d) Other Transactions. The transactions contemplated by the Sale and Servicing Agreement, the Indenture and the Trust Agreement to be consummated on the Closing Date shall be consummated on such date.


                                  Article V

                            Covenants of the Seller

     The Seller agrees with the Depositor and the Indenture Trustee as follows:

     Section 5.01. Protection of Right, Title and Interest.

          (a) Filings. The Seller shall cause at its own expense all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Seller, the Depositor, the Trust and the Indenture Trustee, respectively, in and to the Receivables and the other property included in the Trust Estate to be promptly filed and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Depositor hereunder, the Trust under the Sale and Servicing Agreement and the Indenture Trustee under the Indenture in and to the Receivables and the other property included in the Trust Estate. The Seller shall deliver to the Depositor and the Indenture Trustee file stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Depositor shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

          (b) Name Change. If the Seller makes any change in its name, identity or corporate structure that would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute or if the Seller changes the jurisdiction under whose laws it is formed, the Seller shall give the Depositor, the Indenture Trustee and the Owner Trustee written notice thereof at least 45 days prior to such change and shall promptly file such financing statements or amendments as may be necessary to continue the perfection of the Depositor's interest in the property conveyed pursuant to Section 2.01. In the event that the Seller fails to perform its obligations under this subsection (b), the Depositor may perform, or cause to be performed, such obligations, at the Seller's expense.

     Section 5.02. Other Liens or Interests. Except for the conveyances hereunder and pursuant to the Basic Documents, the Seller shall not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume, or suffer to exist any Lien on, or any interest in, to or under the Receivables, and the Seller shall defend the right, title and interest of the Depositor, the Trust and the Indenture Trustee in, to and under the Receivables against all claims of third parties claiming through or under the Seller.

     Section 5.03. Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties claiming through or under the Seller, of the Depositor's, the Issuer's and the Indenture Trustee's right, title and interest in and to the Receivables and the other property included in the Trust Estate.

     Section 5.04. Hold Harmless. The Seller shall protect, defend, indemnify and hold the Depositor, the Issuer and their respective assigns and their employees, officers, directors and agents harmless from and against all losses, liabilities, claims and damages of every kind and character, including any legal or other expenses reasonably incurred, as incurred, resulting from or relating to or arising out of (i) the inaccuracy, nonfulfillment or breach of any representation, warranty, covenant or agreement made by the Seller in this Agreement, (ii) any legal action, including, without limitation, any counterclaim, that has either been settled by the litigants or has proceeded to judgment by a court of competent jurisdiction, in either case to the extent it is based upon alleged facts that, if true, would constitute a breach of any representation, warranty, covenant or agreement made by the Seller in this Agreement, (iii) any actions or omissions of the Seller occurring prior to the Closing Date with respect to any of the Receivables or Financed Vehicles or
(iv) any failure of a Receivable to be originated in compliance with all applicable requirements of law. These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.


                                  Article VI

                                Indemnification

     Section 6.01. Indemnification.

          (a) The Seller agrees to indemnify and hold harmless the Depositor, each of its respective directors, each officer of the Depositor who signed the Registration Statement, and each person or entity who controls the Depositor or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, to which the Depositor, or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Depositor, and each such controlling person for any legal or other expenses reasonably incurred by the Depositor or such controlling person in connection with investigating or defending any such loss, claims, damages or liabilities insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact made by the Seller contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement, in the light of the circumstance under which they were made, not misleading, but, in each case, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the information contained in the Prospectus Supplement under the captions:
[ ]; and in the Base Prospectus under the caption [ ] (such information, the "Seller Information"). This indemnity agreement will be in addition to any liability which the Seller may otherwise have to the Depositor or any affiliate thereof pursuant to Section 5.04 of this Agreement or otherwise.

          (b) The Depositor agrees to indemnify and hold harmless the Seller and each Person who controls the Seller within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint and several, to which the Seller, or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Seller and each such controlling Person for any legal or other expenses reasonably incurred by the Seller or such controlling Person in connection with investigating or defending any such losses, claims, damages or liabilities insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or the Prospectus or any amendment or supplement to the Prospectus Supplement or the Prospectus or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or the Prospectus or any amendment or supplement to the Prospectus Supplement, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the information contained in the Prospectus Supplement or the Prospectus other than the Seller Information. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

          (c) Promptly after receipt by any indemnified party under this
Article VI of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article VI, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Article VI except to the extent it has been materially prejudiced by such failure; provided, further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
Article VI.

          If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Article VI for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is appropriate for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Depositor, if the indemnified parties under this Article VI consist of the Depositor, or by the Seller, if the indemnified parties under this Article VI consist of the Seller.

          Each indemnified party, as a condition of the indemnity agreements contained in Section 6.01(a) and (b), shall use its commercially reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     Section 6.02. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Article VI is for any reason held to be unenforceable although applicable in accordance with its terms, the Seller, on the one hand, and the Depositor, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and the Depositor [in such proportions as shall be appropriate to reflect the relative benefits received by the Seller on the one hand and the Depositor on the other from the sale of the Receivables such that the Depositor is responsible for that portion represented by the underwriting discount set forth on the cover page of the Prospectus Supplement, and the Seller shall be responsible for the balance] [in such proportions as shall be appropriate to reflect the relative fault on the part of the Seller on the one hand and the Depositor on the other]; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.02, each Person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Depositor and each Person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Seller. Notwithstanding anything in this Section 6.02 to the contrary, the Depositor shall not be required to contribute an amount in excess of the amount of the underwriting discount appearing on the cover page of the Prospectus Supplement.


                                 Article VII

                           Miscellaneous Provisions

     Section 7.01. Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

     Section 7.02. Repurchase Events. The Seller hereby covenants and agrees with the Depositor for the benefit of the Depositor, the Indenture Trustee, the Issuer, the Owner Trustee, the Certificateholders and the Noteholders that the occurrence of a breach of any of the Seller's representations and warranties contained in Section 3.02(b) that materially and adversely affects the interests of the Issuer, the Indenture Trustee, the Owner Trustee, the Certificateholders or the Noteholders in any Receivable, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Seller as to the facts stated therein, shall constitute an event obligating the Seller to repurchase the Receivables to which such failure or breach is applicable (each, a "Repurchase Event"), at the Purchase Amount, from the Depositor, unless any such failure or breach shall have been cured by the last day of the first Collection Period commencing after the discovery or notice thereof by or to the Seller or the Servicer.

     Section 7.03. Depositor Assignment of Repurchased Receivables. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Depositor shall assign, without recourse, representation or warranty, to the Seller all of the Depositor's right, title and interest in and to such Receivables and all security and documents relating thereto.

     Section 7.04. Transfer to the Issuer. The Seller acknowledges and agrees that (1) the Depositor will, pursuant to the Sale and Servicing Agreement, transfer and assign the Receivables and assign its rights under this Agreement with respect thereto to the Issuer and, pursuant to the Indenture, the Issuer will pledge the Receivables to the Indenture Trustee, and (2) the representations and warranties contained in this Agreement and the rights of the Depositor under this Agreement, including under Section 7.02, are intended to benefit the Issuer, the Indenture Trustee, the Noteholders and the Certificateholder. The Seller hereby consents to such transfers and assignments and agree that enforcement of a right or remedy hereunder by the Indenture Trustee, the Owner Trustee or the Issuer shall have the same force and effect as if the right or remedy had been enforced or executed by the Depositor.

     Section 7.05. Amendment. This Agreement may be amended from time to time, with prior written notice to the Rating Agencies, but without the consent of the Noteholders or the Certificateholders, by a written amendment duly executed and delivered by the Seller and the Depositor, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or Certificateholders; provided that such amendment shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interest of any Noteholder or Certificateholder; provided, further, that such action shall be deemed not to adversely affect in any material respect the interests of any Noteholder or Certificateholder and no Opinion of Counsel to that effect shall be required if the person requesting the amendment obtains a letter from the Rating Agencies stating that the amendment would not result in the downgrading or withdrawal of the ratings of then assigned to the Notes and the Certificates. This Agreement may also be amended by the Seller and the Depositor, with prior written notice to the Rating Agencies and the prior written consent of [Holders of Notes evidencing at least a majority of the Outstanding Amount of the Class [ ] Notes, Holders of Class [ ] Notes evidencing at least a majority of the Class [ ] Note Balance and Holders of Class [ ] Certificates evidencing at least a majority of the Class [ ] Certificate Balance (excluding, for purposes of this Section 7.05, Certificates held by the Seller or any of its affiliates)], for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of [the Class [ ] Notes, the Class [ ] Notes or the Class [ ] Certificates] that is required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Certificates.

     Section 7.06. Waivers. No failure or delay on the part of the Depositor, the Issuer or the Indenture Trustee in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

     Section 7.07. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered, faxed and followed by first class mail, or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Depositor, to Bear Stearns Asset Backed Funding Inc., c/o Bear Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Facsimile: (212) 272-0979,
Attention: [            ]; (b) in the case of the Servicer, Administrator and
Custodian, to [              ] Attention: [            ], (c) in the case of
the Seller, [         ], Attention: [            ]; (d) in the case of the
Issuer or the Owner Trustee, at the Corporate Trust Administration Department (as defined in the Trust Agreement); (e) in the case of [RATING AGENCY], to [ADDRESS], Attention: [___], and (f) in the case of [RATING AGENCY], to [ADDRESS], Attention: [___];

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     Section 7.08. Costs and Expenses. The Seller shall pay all expenses incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Depositor, in connection with the perfection of the Depositor's, the Issuer's and the Indenture Trustee's right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder as contemplated by the Basic Documents.

     Section 7.09. Representations of the Seller and the Depositor. The respective agreements, representations, warranties and other statements by the Seller and the Depositor set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the closing under Section
2.02 and the transfers and assignments referred to in Section 7.04.

     Section 7.10. Confidential Information. The Depositor agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors or any other personally identifiable information of an Obligor, except in connection with the enforcement of the Depositor's rights hereunder, under the Receivables, under the Sale and Servicing Agreement or any other Basic Document, or as required by any of the foregoing or by law.

     Section 7.11. Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to section names or numbers and to appendices, exhibits or schedules are to such Sections, Appendices, Exhibits or Schedules, as applicable, of this Agreement.

     Section 7.12. GOVERNING LAW. THIS AGREEMENT AND THE ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS THAT WOULD APPLY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER OR THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 7.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     Section 7.14. Third Party Beneficiary. The Indenture Trustee is an express third party beneficiary of this Agreement and shall be entitled to enforce the provisions of this Agreement as if it were a party hereto.

     Section 7.15. No Proceedings. So long as this Agreement is in effect, and for one year plus one day following its termination, each of the Seller and the Depositor agrees that it will not file any involuntary petition or otherwise institute any bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy law or similar law against the Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this Receivables Purchase Agreement to be executed by their respective duly authorized officers as of the date and year first above written.

                              [SELLER], as Seller

                              By:_________________________________
                                 Name:
                                 Title:


                              BEAR STEARNS ASSET BACKED FUNDING INC.,
                              as Depositor

                              By:_________________________________
                                 Name:
                                 Title:

                                  SCHEDULE A

                            Schedule of Receivables
                            -----------------------

                     [On file with the Indenture Trustee]

                                  SCHEDULE B

                         Location of Receivable Files
                         ----------------------------


[___]

                                  APPENDIX A

                             Definitions and Usage
                             ---------------------

                               Form of Appendix A

                             DEFINITIONS AND USAGE

     The following rules of construction and usage shall be applicable to any agreement or instrument that is governed by this Appendix:

     (a) All terms defined in this Appendix shall have the defined meanings when used in any agreement or instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

     (b) As used herein, in any agreement or instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such agreement, instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such agreement, instrument, certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such agreement or instrument. To the extent that the definitions of accounting terms in this Appendix or in any such agreement, instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

     The words "hereof," "herein," "hereunder" and words of similar import when used in an agreement or instrument refer to such agreement or instrument as a whole and not to any particular provision or subdivision thereof; references in an agreement or instrument to "Article," "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such agreement or instrument; and the term "including" and its variations means "including without limitation."

     The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                                  Definitions

     "Accrued Class A Note Interest" shall mean, with respect to any Payment Date, the sum of the Class A Noteholders' Monthly Accrued Interest for such Payment Date and the Class A Noteholders' Interest Carryover Shortfall for such Payment Date.

     "Accrued Class B Note Interest" shall mean, with respect to any Payment Date, the sum of the Class B Noteholders' Monthly Accrued Interest for such Payment Date and the Class B Noteholders' Interest Carryover Shortfall for such Payment Date.

     "Accrued Class C Note Interest" shall mean, with respect to any Payment Date, the sum of the Class C Noteholders' Monthly Accrued Interest for such Payment Date and the Class C Noteholders' Interest Carryover Shortfall for such Payment Date.

     "Accrued Class D Certificate Interest" shall mean, with respect to any Payment Date, the sum of the Class D Certificateholders' Monthly Accrued Interest for such Payment Date and the Class D Certificateholders' Interest Carryover Shortfall for such Payment Date.

     "Act" shall have the meaning specified in Section 11.3(a) of the Indenture.

     "Administration Agreement" shall mean the Administration Agreement, dated as of [ ], by and among the Administrator, the Issuer[, the Depositor] and the Indenture Trustee.

     "Administrator" shall mean [ ], in its capacity as administrator under the Administration Agreement, or any successor Administrator thereunder.

     ["Advance" shall mean the amount of interest, as of a Determination Date, which the [related] [Receivables] Servicer is required to advance on the Receivables pursuant to Section [ ] of the [related] Servicing Agreement.]

     "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

     "Amount Financed" shall mean, with respect to a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs.

     "Annual Percentage Rate" or "APR" of a Receivable shall mean the annual rate of finance charges stated in the Receivable.

     "Applicable Tax State" shall mean, as of any date of determination, each State as to which any of the following is then applicable: (a) a State in which the Owner Trustee maintains its Corporate Trust Office [and (b) the State of _____].

     "Authenticating Agent" shall have the meaning specified in Section 2.14 of the Indenture or 3.14 of the Trust Agreement, as applicable.

     "Authorized Officer" shall mean, (i) with respect to the Issuer, any officer within the Corporate Trust Office of the Owner Trustee, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and, for so long as the Administration Agreement is in full force and effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement; and (ii) with respect to the Indenture Trustee or the Owner Trustee, any officer within the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, as the case may be, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of the Indenture Trustee or the Owner Trustee, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and shall also mean, with respect to the Owner Trustee, any officer of the Administrator.

     "Available Collections" shall mean, for any Payment Date, the sum of the following amounts with respect to the Collection Period preceding such Payment
Date: (i) all payments collected with respect to Receivables; (ii) all Liquidation Proceeds attributable to Receivables which were designated as Defaulted Receivables in prior Collection Periods in accordance with the [related] [Receivables] Servicer's customary servicing procedures; (iii) [all Advances made by the [related] [Receivables] Servicer of interest due on the Receivables]; (iv) the Purchase Amount received with respect to each Receivable that became a Purchased Receivable during such Collection Period; and (v) partial prepayments of any refunded item included in the principal balance of a Receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the Obligor's periodic payment to an amount below the Scheduled Payment as of the Cut-off Date; provided however, that in calculating the Available Collections the following will be excluded: (a) [amounts received on any Receivable to the extent that the [related] [Receivables] Servicer has previously made an unreimbursed Advance on such Receivable and the amount received exceeds the accrued and unpaid interest on such Receivable]; (b) [amounts received on any of the Receivables to the extent that the [related] [Receivables] Servicer has previously made an unreimbursed Advance on a Receivable which is not recoverable from collections on the particular Receivable]; (c) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in the Available Funds in a prior Collection Period; [(d) Liquidation Proceeds with respect to a Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Advances; and (e) amounts constituting the Supplemental Servicing Fee].

     "Available Funds" shall mean, for any Payment Date, the sum of the Available Collections for such Payment Date and the Reserve Account Excess Amount for such Payment Date.

     "Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.

     "Basic Documents" shall mean the Certificate of Trust, the Trust Agreement, the Servicing Agreement, the Receivables Purchase Agreement, the Indenture, the Administration

Agreement, the Underwriting Agreement, the Note Depository Agreement and the other documents and certificates delivered in connection therewith.

     "Book-Entry Certificate" shall mean, a beneficial interest in any of the Class D Certificates or the Class E Certificates issued in book-entry form as described in Section 3.2 of the Trust Agreement.

     "Book-Entry Note" shall mean a beneficial interest in any of the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes, in each case issued in book-entry form.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Delaware or [ ] are authorized by law, regulation or executive order to be closed.

     "Certificates" shall mean the Class D Certificates and the Class E Certificates, collectively.

     "Certificate Balance" shall mean, as the context so requires, (i) with respect to all the Class D Certificates, an amount equal to, initially, the Initial Certificate Balance of the Class D Certificates and, thereafter, an amount equal to the Initial Certificate Balance of the Class D Certificates, reduced by all amounts distributed to Class D Certificateholders and allocable to principal or (ii) with respect to any Class D Certificate, an amount equal to, initially, the initial denomination of such Class D Certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such Class D Certificate and allocable to principal; provided, that, unless all of the Certificates are owned by the Depositor or an Affiliate of the Depositor, in determining whether the holders of Class D Certificates evidencing the requisite portion or percentage of the Certificate Balance have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any Basic Document, Class D Certificates owned by the Issuer, any other obligor upon the Class D Certificates, the Depositor, the Seller, [the] [any] [Servicer] or any Affiliate of any of the foregoing Persons shall be disregarded and deemed to be excluded from the Certificate Balance except that, in determining whether the Indenture Trustee and Owner Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent, or waiver, only Class D Certificates that a Trustee Officer of the Indenture Trustee, if applicable, and an Authorized Officer of the Owner Trustee with direct responsibility for the administration of the Trust Agreement, if applicable, knows to be so owned shall be so disregarded. Class D Certificates so owned that have been pledged in good faith may be regarded as included in the Certificate Balance if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as applicable, the pledgee's right so to act with respect to such Class D Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates, the Depositor, the Seller, [the] [any] [Servicer] or any Affiliate of any of the foregoing Persons.

     "Certificate Distribution Account" shall mean the account established and maintained as such pursuant to Section [ ] of the Servicing Agreement.

     "Certificate Owner" shall mean, with respect to any Book-Entry Certificate, the Person who is the beneficial owner of the Book-Entry Certificate, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Certificateholder" or "holder of a Certificate" shall mean a Person in whose name a Certificate is registered in the Certificate Register.

     "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit B to the Trust Agreement filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

     "Certificate Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.10 of the Trust Agreement and shall initially be the Owner Trustee.

     "Certificate Pool Factor" shall mean, as of the close of business on the last day of a Collection Period, a nine-digit decimal figure equal to the Certificate Balance of the Class D Certificates (after giving effect to any reductions therein to be made on the immediately following Payment Date) divided by the Initial Certificate Balance of the Class D Certificates. Each Certificate Pool Factor will be 1.000000000 as of the Closing Date; thereafter, each Certificate Pool Factor will decline to reflect reductions in the Certificate Balance of the Class D Certificates.

     "Certificate Register" and "Certificate Registrar" shall have the respective meanings specified in Section 3.5 of the Trust Agreement.

     "Class" shall mean (i) a class of Notes, which may be the Class A-1 Notes, the Class A-2 Notes, the Class B Notes or the Class C Notes or (ii) a class of Certificates, which may be the Class D Certificates or the Class E Certificates.

     "Class A Notes" shall mean, collectively, the Class A-1 Notes and the Class A-2 Notes.

     "Class A Noteholders' Interest Carryover Shortfall" shall mean, for any Payment Date, the excess of the Accrued Class A Note Interest for the preceding Payment Date over the amount in respect of interest that is actually paid to Noteholders of Class A Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A Notes on the preceding Payment Date, to the extent permitted by law, at the respective Note Interest Rates borne by such Class A Notes for the related Interest Period.

     "Class A Noteholders' Monthly Accrued Interest" shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes and the Class A-2 Notes at the respective Note Interest Rate for such Class in accordance with its terms on the outstanding principal amount of the Notes of each such Class on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the holders of the Notes of such Class on or prior to such preceding Payment Date.

     "Class A-1 Final Scheduled Payment Date" shall mean the [ ] Payment Date.

     "Class A-1 Noteholder" shall mean the Person in whose name a Class A-1
Note is registered on the Note Register.

     "Class A-1 Noteholders' Interest Carryover Shortfall" shall mean, for any Payment Date, the excess of the Accrued Class A-1 Note Interest for the preceding Payment Date over the amount in respect of interest that is actually paid to Noteholders of Class A-1 Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A-1 Notes on the preceding Payment Date, to the extent permitted by law, at the respective Note Interest Rates borne by such Class A-1 Notes for the related Interest Period.

     "Class A-1 Noteholders' Monthly Accrued Interest" shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes at the Class A-1 Rate in accordance with its terms on the outstanding principal amount of the Notes of such Class on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the holders of the Notes of such Class on or prior to such preceding Payment Date.

     "Class A-1 Notes" shall mean the $[ ] aggregate initial principal amount Class A-1 [ ]% Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-1 to the Indenture.

     "Class A-1 Rate" shall mean [ ]% per annum. [Interest with respect to the Class A-1 Notes shall be computed on the basis of actual days elapsed in the applicable Interest Period divided by 360 for all purposes of the Basic Documents.]

     "Class A-2 Final Scheduled Payment Date" shall mean the [ ] Payment Date.

     "Class A-2 Noteholder" shall mean the Person in whose name a Class A-2
Note is registered on the Note Register.

     "Class A-2 Noteholders' Interest Carryover Shortfall" shall mean, for any Payment Date, the excess of the Accrued Class A-2 Note Interest for the preceding Payment Date over the amount in respect of interest that is actually paid to Noteholders of Class A-2 Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A-1 Notes on the preceding Payment Date, to the extent permitted by law, at the respective Note Interest Rates borne by such Class A-2 Notes for the related Interest Period.

     "Class A-2 Noteholders' Monthly Accrued Interest" shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-2 Notes at the Class A-2 Rate in accordance with its terms on the outstanding principal amount of the Notes of such Class on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the holders of the Notes of such Class on or prior to such preceding Payment Date.

     "Class A-2 Notes" shall mean the $[ ] aggregate initial principal amount Class A-2 [ ]% Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-2 to the Indenture.

     "Class A-2 Rate" shall mean [ ]% per annum. [Interest with respect to the Class A-2 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.]

     "Class B Final Scheduled Payment Date" shall mean the [ ] Payment Date.

     "Class B Noteholder" shall mean the Person in whose name a Class B Note is registered on the Note Register.

     "Class B Notes" shall mean the $[ ] aggregate initial principal amount Class B [ ]% Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-3 to the Indenture.

     "Class B Noteholders' Interest Carryover Shortfall" shall mean, for any Payment Date, the excess of the Accrued Class B Note Interest for the preceding Payment Date over the amount in respect of interest that is actually paid to Noteholders of Class B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class B Notes on the preceding Payment Date, to the extent permitted by law, at the respective Note Interest Rates borne by such Class B Notes for the related Interest Period.

     "Class B Noteholders' Monthly Accrued Interest" shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class B Notes at the Class B Rate in accordance with its terms on the outstanding principal amount of the Notes of such Class on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the holders of the Notes of such Class on or prior to such preceding Payment Date.

     "Class B Rate" shall mean [ ]% per annum. [Interest with respect to the Class B Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.]

     "Class C Final Scheduled Payment Date" shall mean the [ ] Payment Date.

     "Class C Noteholder" shall mean the Person in whose name a Class C Note is registered on the Note Register.

     "Class C Notes" shall mean the $[ ] aggregate initial principal amount Class C [ ]% Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-4 to the Indenture.

     "Class C Rate" shall mean [ ]% per annum. [Interest with respect to the Class C Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.]

     "Class C Noteholders' Interest Carryover Shortfall" shall mean, for any Payment Date, the excess of the Accrued Class C Note Interest for the preceding Payment Date over the amount in respect of interest that is actually paid to Noteholders of Class C Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class C Notes on the preceding Payment Date, to the extent permitted by law, at the respective Note Interest Rates borne by such Class C Notes for the related Interest Period.

     "Class C Noteholders' Monthly Accrued Interest" shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class C Notes at the Class C Rate in accordance with its terms on the outstanding principal amount of the Notes of such Class on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the holders of the Notes of such Class on or prior to such preceding Payment Date.

     "Class D Certificateholder" shall mean the Person in whose name a Class D Certificate is registered in the Certificate Register.

     "Class D Certificateholders' Interest Carryover Shortfall" shall mean, with respect to any Payment Date, the excess of the Accrued Class D Certificate Interest for the preceding Payment Date over the amount in respect of interest that is actually paid to Class D Certificateholders on such preceding Payment Date, plus thirty (30) days of interest on such excess, to the extent permitted by law, at the Class D Rate.

     "Class D Certificateholders' Monthly Accrued Interest" shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class D Certificates at the Class D Rate in accordance with its terms on the Certificate Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all distributions allocable to the reduction of the Certificate Balance made on or prior to such preceding Payment Date.

     "Class D Certificates" shall mean the $[ ] aggregate initial principal balance Class D [ ]% Asset Backed Certificates evidencing the beneficial interest of a Class D Certificateholder in the property of the Trust, substantially in the form of Exhibit A to the Trust Agreement; provided, however, that the Owner Trust Estate has been pledged to the Indenture Trustee to secure payment of the Notes and that the rights of the Class D Certificateholders to receive distributions on the Class D Certificates are subordinated to the rights of the Noteholders as described in the Servicing Agreement, the Indenture and the Trust Agreement.

     "Class D Final Scheduled Payment Date" shall mean the [ ] Payment Date.

     "Class D Rate" shall mean [ ]% per annum. [Interest with respect to the Class D Certificates shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.]

     "Class E Certificateholder" shall mean the Person in whose name a Class E Certificate is registered in the Certificate Register.

     "Class E Certificates" shall mean the Class E Asset Backed Certificates evidencing the beneficial interest of a Class E Certificateholder in the property of the Trust, substantially in the form of Exhibit B to the Trust Agreement; provided, however, that the Owner Trust Estate has been pledged to the Indenture Trustee to secure payment of the Notes and that the rights of the Class E Certificateholders to receive distributions on the Class E Certificates are subordinated to the rights of the Noteholders as described in the Servicing Agreement, the Indenture and the Trust Agreement.

     "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

     "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" shall mean [ ].

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

     "Collateral" shall have the meaning specified in the Granting Clause of the Indenture.

     "Collection Account" shall mean the account or accounts established and maintained as such pursuant to Section [ ] of the Servicing Agreement.

     "Collection Period" shall mean, with respect to the first Payment Date, the period from and including the Cut-off Date to and including [ ] and, with respect to each subsequent Payment Date, the calendar month preceding the calendar month in which the Payment Date occurs.

     "Collections" shall mean all amounts collected by the [related] [Receivables] Servicer (from whatever source) on or with respect to the Receivables.

     "Commission" shall mean the Securities and Exchange Commission.

     ["Computer Tape" shall mean the computer tape generated by the Seller which provides information relating to the Receivables and which was used by the Seller in selecting the Receivables conveyed to the Trust hereunder.]

     "Corporate Trust Office" shall mean, (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at [ ] or at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholders and the Depositor); and (ii) with respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee located at [ ], or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture

Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Issuer).

     "Cut-off Date" shall mean [ ].

     "Dealer" shall mean a dealer who sold a Financed Vehicle and who originated and sold the related Receivable, directly or indirectly, to [a] [the] Seller.

     "Default" shall mean any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     "Defaulted Receivable" shall mean a Receivable (i) that the [related] [Receivables] Servicer determines is unlikely to be paid in full or (ii) with respect to which at least [ ]% of a Scheduled Payment is [ ] or more days delinquent as of the end of a calendar month.

     "Definitive Certificates" shall have the meaning specified in Section 3.12 of the Trust Agreement.

     "Definitive Notes" shall have the meaning specified in Section 2.11 of the Indenture.

     "Depositor" shall mean Bear Stearns Asset Backed Funding Inc., a Delaware corporation and its successors and permitted assigns.

     "Determination Date" shall mean, with respect to any Collection Period, the [second] Business Day immediately preceding the Payment Date following such Collection Period.

     "Eligible Deposit Account" shall mean either (i) a segregated account with an Eligible Institution or (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

     "Eligible Institution" shall mean either (i) the corporate trust department of the Indenture Trustee or the related Trustee, as applicable; or
(ii) a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating of at least "AA-" by Standard & Poor's and "Baa3" by Moody's or (B) a short-term unsecured debt rating or certificate of deposit rating of "A-1+" by Standard & Poor' and "P-1" by Moody's and (2) whose deposits are insured by the Federal Deposit Insurance Corporation.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" shall have the meaning specified in Section 5.1 of the Indenture.

     "Event of Servicing Termination" shall mean an event specified in Section [ ] of the Servicing Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Executive Officer" shall mean, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation and, with respect to any partnership, any general partner thereof.

     "Expenses" shall have the meaning assigned to such term in Section 7.2 of the Trust Agreement.

     "Final Scheduled Payment Date" shall mean, with respect to (i) the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date, (ii) the Class A-2 Notes, the Class A-2 Final Scheduled Payment Date, (iii) the Class B Notes, the Class B Final Scheduled Payment Date, (iv) the Class C Notes, the Class C Final Scheduled Payment Date, and (v) the Class D Certificates, the Class D Final Scheduled Payment Date.

     "Financed Vehicle" shall mean a new or used automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

     "Grant" shall mean to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and to grant a lien upon and a security interest in and right of set-off against, and to deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Indemnified Parties" shall have the meaning assigned to such term in
Section 7.2 of the Trust Agreement.

     "Indenture" shall mean the Indenture, dated as of [ ], by and between the Trust and the Indenture Trustee.

     "Indenture Trustee" shall mean [ ], a [ ], not in its individual capacity but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

     "Indenture Trust Estate" shall mean all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of Indenture for the benefit of the Noteholders (including, without limitation, all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

     "Independent" shall mean, when used with respect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     "Independent Certificate" shall mean a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

     "Initial Certificate Balance" shall mean $[ ].

     "Initial Pool Balance" shall mean $[ ].

     "Insolvency Event" shall mean, with respect to any Person, (i) the making of a general assignment for the benefit of creditors, (ii) the filing of a voluntary petition in bankruptcy, (iii) being adjudged a bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency proceeding, (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in (vii) below, (vi) seeking, consent to or acquiescing in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of the assets of such Person or (vii) the failure to obtain dismissal within 60 days of the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of such Person or of such Person's assets or any substantial portion thereof.

     ["Interest Period" shall mean, with respect to any Payment Date (i) with respect to the Class [ ] Notes and the Class [ ] Certificates, from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date on which interest has been paid to but excluding the following Payment Date and (ii) with respect to the Class [ ] Notes and the Class [ ] Certificates, from and including the Closing Date (in the case of the first Payment Date) or from and including the [ ] day of the calendar month preceding each Payment Date to but excluding the [ ] day of the calendar month of such Payment Date.]

     "IRS" shall mean the Internal Revenue Service.

     "Issuer" shall mean the Trust unless a successor replaces it and, thereafter, shall mean the successor.

     "Issuer Order" and "Issuer Request" shall mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     "Lien" shall mean a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than, in respect of a Receivable, tax liens, mechanics' liens, and any liens which attach to the respective Receivable by operation of law.

     "Liquidation Proceeds" shall mean with respect to any Receivable (a) insurance proceeds received by the [related] [Receivables] Servicer and (b) monies collected by the [related] [Receivables] Servicer from whatever source, including but not limited to proceeds of Financed Vehicles after repossession, on a Defaulted Receivable, net of any payments required by law to be remitted to the Obligor.

     "Monthly Receivables Tape" shall mean a computer tape or disk containing the information about the Receivables necessary to prepare the written statements to be furnished by the Owner Trustee to the Certificateholders pursuant to Section [ ] of the Servicing Agreement and by the Indenture Trustee to the Noteholders pursuant to Section [ ] of the Servicing Agreement.

     ["Monthly Remittance Condition" shall mean either (a) a [Servicer] obtains a short-term rating of the [Servicer] from Standard & Poor's and Moody's of A-1+ and P-1, respectively, or (b) a [Servicer] provides the Indenture Trustee with a letter from each Rating Agency to the effect that the current ratings assigned to the Securities by such Rating Agency will not be adversely affected by the remittance of Collections on a monthly, rather than a daily, basis.]

     "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest.

     "Note Depositary Agreement" shall mean collectively (i) the Letter of Representations, dated as of [ ] by and among the Issuer, [Indenture Trustee], as agent and The Depository Trust Company regarding the Notes and (ii) the Letter of Representations, dated as of [ ] by and among the Issuer, [Indenture Trustee], as agent and The Depository Trust Company regarding the Certificates.

     "Noteholder" or "holder of a Note" shall mean the Person in whose name a
Note is registered on the Note Register.

     "Note Interest Rate" shall mean the Class A-1 Rate, the Class A-2 Rate, the Class B Rate or the Class C Rate, as applicable.

     "Note Owner" shall mean, with respect to any Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Note Paying Agent" shall mean the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in
Section 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Collection Account

(including the Principal Distribution Account), including payment of principal of or interest on the Notes on behalf of the Issuer.

     "Note Pool Factor" shall mean, with respect to each Class of Notes as of the close of business on the last day of a Collection Period, a nine-digit decimal figure equal to the outstanding principal balance of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Payment Date) divided by the original outstanding principal balance of such Class of Notes. The Note Pool Factor will be
1.000000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the outstanding principal amount of such Class of Notes.

     "Note Register" and "Note Registrar" shall have the respective meanings specified in Section 2.5 of the Indenture.

     "Notes" shall mean the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes, collectively.

     "Obligor" on a Receivable shall mean the purchaser or co-purchasers of the Financed Vehicle or any other Person who owes payments under the Receivable.

     "Officer's Certificate" shall mean (i) with respect to the Trust, a certificate signed by any Authorized Officer of the Trust and (ii) with respect to the Depositor or [a] [the] Servicer, a certificate signed by the chairman of the board, the president, any executive or senior vice president, any vice president, the treasurer or the controller of the Depositor or [a] [the] Servicer, as applicable.

     "Opinion of Counsel" shall mean a written opinion of counsel which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

     "Optional Purchase Percentage" shall mean [ ]%.

     "Outstanding" shall mean with respect to the Securities, as of the date of determination, all Securities theretofore authenticated and delivered under the Indenture or the Trust Agreement, as applicable, except:

                (a) Securities theretofore (i) cancelled by the Note Registrar or the Certificate Registrar, as applicable, or (ii) delivered to the Note Registrar or the Certificate Registrar, as applicable, for cancellation;

                (b) Securities or portions thereof the payment for which money in the necessary amount has been theretofore deposited with (i) in the case of the Notes, the Indenture Trustee or any Note Paying Agent in trust for the Noteholders of such Notes (provided, however, that if such Notes are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee) or (ii) in the case of the Certificates, the Owner Trustee or any Certificate Paying Agent in trust for the Certificateholders of such Certificates (provided, however, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Trust Agreement or provision for such notice has been made, satisfactory to the Owner Trustee); and

                (c) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to the Indenture or the Trust Agreement, as applicable, unless proof satisfactory to the Indenture Trustee or the Owner Trustee, as applicable, is presented that any such Securities are held by a protected purchaser;

provided, that in determining whether the holders of Notes or Certificates evidencing the requisite principal amount of the Notes Outstanding or Certificates Outstanding have given any request, demand, authorization, direction, notice, consent, or waiver under any Basic Document, Securities owned by the Issuer, any other obligor upon the Securities, the Depositor, the Seller, [any] [the] Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee or Owner Trustee, as applicable, shall be protected in relying on any such request, demand, authorization, direction, notice, consent, or waiver, only (i) Notes that a Responsible Officer of the Indenture Trustee knows to be so owned and (ii) Certificates that a Responsible Officer of the Owner Trustee knows to be so owned, shall be so disregarded; provided, however, if the Issuer, any other obligor upon the Securities, the Depositor, the Seller, [any] [the] Servicer or any Affiliate of any of the foregoing Persons owns an entire Class of Securities, such Securities shall be deemed to be Outstanding. Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Seller, [any] [the] Servicer or any Affiliate of any of the foregoing Persons that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor, the Seller, [any] [the] Servicer or any Affiliate of any of the foregoing Persons. Certificates owned by the Issuer, any other obligor upon the Certificates, the Seller, [any] [the] Servicer or any Affiliate of any of the foregoing Persons that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates, the Depositor, the Seller, [any] [the] Servicer or any Affiliate of any of the foregoing Persons.

     "Overcollateralization Distribution Amount" shall mean [ ].

     "Owner Trustee" shall mean [ ], a [ ], not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

     "Owner Trust Estate" shall mean all right, title and interest of the Trust in, to and under the property and rights assigned to the Trust pursuant to Article [II] of the Servicing Agreement.

     "Payment Date" shall mean the [ ] ([ ]) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day.

     "Percentage Interest" shall mean, with respect to a Class E Certificate, the individual percentage interest of such Class E Certificate, which shall be specified on the face thereof, in the distributions on the Class E Certificates. The sum of the Percentage Interests for all Class E Certificates shall be 100%.

     "Permitted Investments" shall mean, on any date of determination, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form with maturities not exceeding the Business Day preceding the next Payment Date which evidence:

                (a) direct non-callable obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

                (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

                (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                (f) repurchase obligations with respect to any security that is a direct non-callable obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and

                (g) any other investment with respect to which the Issuer or the [related] [Servicer] has received written notification from the Rating Agencies that the acquisition of such investment as a Permitted Investment will not result in a withdrawal or downgrading of the ratings on the Notes or the Certificates.

     "Person" shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "Plan" means an employee benefit plan (as defined in section 3(3) of ERISA) that is subject to Title I of ERISA, a plan (as defined in section 4975(e)(1) of the Code) and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or otherwise.

     "Pool Balance" shall mean on any date of determination, the aggregate outstanding Principal Balance of the Receivables (exclusive of Purchased Receivables and Defaulted Receivables) as of such date of determination.

     "Pool Factor" as of the last day of a Collection Period shall mean a nine-digit decimal figure equal to the Pool Balance at that time divided by the Initial Pool Balance.

     "Predecessor Note" shall mean, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note and, for purposes of this definition, any Note authenticated and delivered under Section 2.6 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Prepayment Date" shall mean (i) with respect to a prepayment of the Certificates pursuant to Section 8.2(a) of the Trust Agreement or a distribution to Certificateholders pursuant to Section 8.1(c) of the Trust Agreement, the Payment Date specified by the Owner Trustee pursuant to said
Section 8.2(a) or 8.1(c), as applicable, and (ii) with respect to a prepayment of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by [ ] or the Issuer pursuant to Section 10.1of the Indenture.

     "Prepayment Price" shall mean (i) in the case of the Certificates, an amount equal to the Certificate Balance plus accrued and unpaid interest thereon at the applicable Class D Rate plus interest on any overdue interest at the applicable Class D Rate (to the extent lawful) to but excluding the Prepayment Date and (ii) in the case of a Class of Notes to be prepaid, an amount equal to the unpaid principal amount of such Class of Notes plus accrued and unpaid interest thereon at the applicable Note Interest Rate plus interest on any overdue interest at the applicable Note Interest Rate (to the extent lawful) to but excluding the Prepayment Date.

     "Principal Balance" of a Receivable, as of any date of determination, shall mean the Amount Financed minus that portion of all payments actually received on or prior to such date allocable to principal.

     "Principal Distribution Account" shall mean the administrative sub-account of the Collection Account established and maintained as such pursuant to Section [ ] of the Servicing Agreement.

     "Proceeding" shall mean any suit in equity, action at law or other judicial or administrative proceeding.

     "Prospectus" shall have the meaning specified in the Underwriting
Agreement.

     "Prospectus Supplement" shall have the meaning specified in the Underwriting Agreement.

     "Purchase Amount" with respect to a Purchased Receivable shall mean the sum, as of the last day of the preceding Collection Period on which such Receivable becomes such, of the Principal Balance thereof plus the accrued interest thereon at the weighted average of the Note Interest Rates and the Class D Rate.

     "Purchased Receivable" shall mean a Receivable purchased as of the close of business on the last day of the respective Collection Period by the [related] [Receivables] Servicer pursuant to Section [ ] of the Servicing Agreement or by the Seller pursuant to Section [ ] of the Servicing Agreement.

     "Rating Agency" shall mean each of the nationally recognized statistical rating organizations designated by the Depositor to provide a rating on the Notes or the Certificates which is then rating such Notes or Certificates. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and [each] [the] Servicer.

     "Rating Agency Condition" shall mean, with respect to any action, that each of the Rating Agencies shall have notified [each] [the] Servicer, the Depositor, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes or the Certificates.

     "Receivable" shall mean a motor vehicle installment loan contract listed on Schedule A to the Receivables Purchase Agreement and all proceeds thereof and payments thereunder, which Receivable shall not have been released by the Indenture Trustee and the Owner Trustee from the Trust.

     "Receivable Files" shall mean the documents specified in Section [ ] of the Servicing Agreement.

     ["Receivables Property" shall mean, collectively, (i) the Receivables;
(ii) monies received thereunder on or after the Cut-off Date; (iii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Issuer in the Financed Vehicles; (iv) rights to receive proceeds with respect to the Receivables from claims on any theft, physical damage, credit life, credit disability, or other insurance policies covering Financed Vehicles or Obligors; (v) all of the Seller's rights to the Receivable Files; (vi) the Trust Accounts and all amounts, securities, investments, investment property and other property deposited in or credited to any of the foregoing, all security entitlements relating to the foregoing and all proceeds thereof; (vii) payments and proceeds with respect to the Receivables held by the [related] [Receivables] Servicer; (viii) all property (including the right to receive Liquidation Proceeds) securing a Receivable (other than a Receivable repurchased by a Servicer or purchased by a Seller);
(ix) rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-off Date; and (x) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.]

     "Receivables Purchase Agreement" shall mean the Receivables Purchase Agreement, dated as of [ ], by and between the [ ], as seller, and the Depositor, as purchaser.

     ["Receivables Servicer" shall mean [ ] as the servicer of Receivables under the Receivables Servicing Agreement, and each successor to [ ] (in the same capacity) pursuant to Section [ ] of the Servicing Agreement.]

     ["Receivables Servicer's Certificate" shall mean a certificate completed and executed by [a][the] Receivables Servicer by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the controller, or any assistant controller of [the][such] Receivables Servicer pursuant to Section [ ] of the [Sale and] [Receivables] Servicing Agreement.]

     ["Receivables Servicing Agreement" shall mean the Receivables Servicing Agreement, dated as of [ ], by and between the Trust, as issuer, the Depositor, and [ ], as servicer.]

     ["Receivables Servicing Fee" shall mean, with respect to a Collection Period and a Receivables Servicer, the fee payable to such Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Receivables Servicing Fee Rate multiplied by the [aggregate Principal Balance of the Receivables serviced by such Servicer] as of the first day of the Collection Period.]

     ["Receivables Servicing Fee Rate" shall mean [ ]% per annum.]

     "Record Date" shall mean, with respect to any Payment Date or Prepayment Date and any Book-Entry Security, the close of business on the day prior to such Payment Date or Prepayment Date or, with respect to any Definitive Note or Definitive Certificate, the last day of the month preceding the month in which such Payment Date or Prepayment Date occurs.

     "Recoveries" shall mean, with respect to any Collection Period, all amounts received by the [related] Servicer with respect to any Defaulted Receivable during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of any fees, costs and expenses incurred by the [related] Servicer in connection with the collection of such Receivable and any payments required by law to be remitted to the Obligor.

     "Registered Noteholder" shall mean the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

     "Registration Statement" means Registration Statement No. 333-99207 filed by the Depositor with the Securities and Exchange Commission in the form in which it became effective on [ ].

     "Related Agreements" shall have the meaning specified in the recitals to the Administration Agreement.

     ["Representative" shall mean Bear, Stearns & Co. Inc., as representative of the several Underwriters.]

     "Repurchase Event" shall have the meaning specified in Section 7.02 of the Receivables Purchase Agreement.

     "Required Rating" shall mean a rating on (i) short-term unsecured debt obligations of [ ] by Moody's and (ii) short-term unsecured debt obligations of [ ] by Standard & Poor's; and any requirement that short-term unsecured debt obligations have the "Required Rating" shall mean that such short-term unsecured debt obligations have the foregoing required ratings from each of such Rating Agencies.

     "Reserve Account" shall mean the account established and maintained as such pursuant to Section [ ] of the Servicing Agreement.

     "Reserve Account Property" shall have the meaning specified in Section [ ] of the Servicing Agreement.

     "Reserve Account Excess Amount" shall mean, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the amount of cash or other immediately available funds in the Reserve Account on such Payment Date (prior to giving effect to any withdrawals therefrom relating to such Payment Date) over (ii) the Specified Reserve Balance with respect to such Payment Date.

     "Reserve Initial Deposit" shall mean, $[ ].

     ["Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement, dated as of [ ], by and between the Trust, as issuer, the Depositor, and [ ], as seller and servicer.]

     "Scheduled Payment" shall mean, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferments of payments pursuant to Section [ ] of the Servicing Agreement or any rescheduling in any insolvency or similar proceedings).

     "Schedule of Receivables" shall mean the list of Receivables attached as Schedule A to the Receivables Purchase Agreement, the Servicing Agreement and the Indenture (which Schedules may be in the form of microfiche, disk or other means acceptable to the Trustee).

     "Secretary of State" shall mean the Secretary of State of the State of Delaware.

     "Securities" shall mean the Notes and the Certificates, collectively.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securityholders" shall mean the Noteholders and the Certificateholders, collectively.

     "Seller" shall mean [ ] as the seller of the Receivables under the Receivables Purchase Agreement and each successor to [ ].

     ["Servicer" shall mean [ ] as the servicer of the Receivables under the Servicing Agreement, and each successor to [ ] (in the same capacity) pursuant to Section [ ] of the Servicing Agreement.]

     "Servicer's Certificate" shall mean a certificate completed and executed by [a] [the] [Receivables] Servicer by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the controller, or any assistant controller of [such] [the] [Receivables]Servicer pursuant to Section [ ] of the Servicing Agreement.

     ["Servicing Agreement" shall mean the Servicing Agreement, dated as of [ ], by and between the Trust, as issuer, the Depositor, and [ ], as seller and servicer.]

     "Servicing Fee" shall mean, with respect to a Collection Period and a Servicer, the fee payable to such Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the applicable Servicing Fee Rate multiplied by the [aggregate Principal Balance of the Receivables serviced by such Servicer] as of the first day of the Collection Period.

     "Servicing Fee Rate" shall mean [ ]% per annum.

     "Simple Interest Method" shall mean the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the amount accrued from the date of the preceding payment to the date of the current payment.

     ["Specified Reserve Balance" shall mean for a Payment Date [ ]. The Specified Reserve Balance may be reduced to a lesser amount as determined by the Depositor, if each of Moody's and Standard & Poor's shall have confirmed in writing to the Indenture Trustee that such action will not result in a withdrawal or reduction in any of its ratings of the Securities.]

     "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

     "State" shall mean any state or commonwealth of the United States of America, or the District of Columbia.

     "Statutory Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Delaware Code ss. 3801 et seq., as amended.

     "Successor Servicer" shall mean an institution appointed as successor Servicer pursuant to Section [ ] of the Servicing Agreement.

     ["Supplemental Servicing Fee" shall mean, the fee payable to the Servicer for certain services rendered during the respective Collection Period, determined pursuant to and defined in Section [ ] of the Servicing Agreement.]

     "Transfer Date" shall mean the Closing Date.

     "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Trust" shall mean Whole Auto Loan Trust [ ], a Delaware statutory trust governed by the Trust Agreement.

     "Trust Accounts" shall have the meaning specified in Section [ ] of the Servicing Agreement.

     "Trust Agreement" shall mean the Amended and Restated Trust Agreement of the Trust dated as of [ ], by and among the Depositor and the Owner Trustee, as amended and/or restated from time to time.

     "Trust Indenture Act" or "TIA" shall mean the Trust Indenture Act of 1939, as amended, unless otherwise specifically provided.

     "Trustee Officer" shall mean, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the other Basic Documents on behalf of the Owner Trustee.

     ["Trust Property" shall mean, collectively, (i) the Receivables; (ii) monies received thereunder on or after the Cut-off Date; (iii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Issuer in the Financed Vehicles; (iv) rights to receive proceeds with respect to the Receivables from claims on any theft, physical damage, credit life, credit disability, or other insurance policies covering Financed Vehicles or Obligors; (v) all of the Seller's rights to the Receivable Files; (vi) the Trust Accounts and all amounts, securities, investments, investment property and other property deposited in or credited to any of the foregoing, all security entitlements relating to the foregoing and all proceeds thereof; (vii) payments and proceeds with respect to the Receivables held by [any] [the] Servicer; (viii) all property (including the right to receive Liquidation Proceeds) securing a Receivable (other than a Receivable repurchased by [a] [the] Servicer or purchased by the Seller); (ix) rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-off Date; and (x) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.]

     "UCC" shall mean the Uniform Commercial Code as in effect in any relevant jurisdiction.

     ["Underwriters" shall mean the underwriters named in Schedule I to the Underwriting Agreement.]

     ["Underwriting Agreement" shall mean the Underwriting Agreement, [ ] among the Seller, the Depositor and the Representative.]

     ["Underwritten Securities" shall mean the Notes.]